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EXHIBIT 10.18
                                Concentrax, Inc.
                              a Nevada Corporation

                                           August 30, 2002

Jeremy Wessels
2400 August Place, Suite 425
Houston, Texas 77057

Dear  Mr. Wessels: revered

It is with great pleasure that the Board of Directors of Concentrax, Inc. ("CTRX or "the Company") now extends an offer to you to become formally employed by CTRX under the following terms:

Function and Title:      Vice President Chief Technical Officer, reporting to the
-------------------      Board of Directors of CTRX.

Term and Starting Date: As of the date first written above for a period of ----------------------- three years, with three optional 1 year renewals.

Compensation:            1.   A salary consisting of $8,000 per month (or $96,000 per
-------------            annum)  The  Board of Directors, in its discretion, may
                         increase  (but  not reduce) your salary during the term
                         of  employment.

Duties:                  As Vice President and Chief Technical Officer, you will have the
-------                  duties  and  responsibilities  commensurate  with  the
                         position  of  chief  technical  officer,  and  you will
                         render  services  to the Company as reasonably directed
                         by  the  Board  of  Directors.  In the exercise of your
                         powers  as  Chief  Technical  Officer,  you  have  all
                         authority  usually vested in a chief technical officer.

Representation:          You hereby represent and warrant to CTRX that you will make
---------------          best efforts to fulfill your duty as CTO.

                         You further represent that you are free to accept employment with CTRX without any contractual restrictions, expressed or implied, with respect to any of your prior employers.

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Compliance With
---------------          You agree to comply fully with all policies
Policies and Procedures: and procedures in effect for employees, including ----------------------- but not limited to, all terms and conditions set forth in the employee handbook (which we are presently drafting), compliance manual(which we are also in the process of drafting)and any other memoranda and communications applicable to you pertaining to policies, procedures, rules and regulations as may be determined by the Board of Directors from time to time.

Termination/Resignation: If your employment is terminated or this Contract
-----------              is not renewed by the Company without "cause" (as defined below)
                         or  you  choose to resign from your employment with the
                         Company with "good cause" (as defined below) during the
                         term  of  employment  you will receive any salary which
                         has been earned but unpaid prior to your termination or
                         resignation  (including  any  deferred  amounts). Under
                         circumstances  of  your resignation without good cause,
                         you  will  hereby  agree  to act as a consultant for up
                         minimum  of 180 days to assist the Company in finding a
                         suitable  replacement  and to assist the Company it its
                         transition  period.

Additional Covenants:    During the term of your employment, you agree that you
---------------------    will  devote  100%  of  your professional time and your
                         full attention during normal business hours to the business affairs of the Company.

                         You agree that any programs, documentation or other copyrightable work that you create or work on during your employment with the Company are works made "for hire" for purposes of copyright laws. You agree that any rights in those works are owned by the Company and not by you.

Intellectual Property Transfer:
-------------------------------
                         Any prior work that you have performed for the Company, whether individually or through Pangea, has been work-for-hire for the Company for which you have been compensated (or will be compensated prior to the commencement of your employment). From and after the commencement date of your employment, any contribution you make to development of intellectual property rights and other rights, including registered

                                        2
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                         and  unregistered trademarks, service marks, copyrights
                         and patents, and including trade secrets, confidential information business processes, URLs, web site addresses, web site designs, and other similar rights and property will be property of the Company; and if, during your employ, you acquire in your own name such rights and incidents of personal property for the benefit of the business of the Company, you will irrevocable transfer and assign, without reservation, all of the foregoing rights and incidents of ownership, and all other intangible and tangible rights or property that is currently used by , or held for use by, the Company to the Company. You agree that you will take all such further actions as the Company may request to further effectuate the intent of the foregoing transfer and assignment of intellectual property rights and other rights and property to the Company.

Restrictive Covenants:   In consideration of your employment and/or continued
----------------------   employment,  you  agree that beginning on the date that
                         you execute this agreement and continuing through 12 months after the last date of your employment, you will not: (i) engage in any business (whether as an employee, consultant, director, partner or shareholder) that is in direct or indirect competition with any active or planned business of the Company ("Competitive
                         Business"); (ii) directly or indirectly solicit or induce, or cause others to solicit or induce, any person who is employed by the Company or its subsidiaries or affiliates to terminate his or her employment with the Company; or (iii) directly or indirectly solicit or do business with any client or potential client of the Company in connection with a Competitive Business. This restrictive covenant will apply in full force and effect even in the event that you resign without good cause or are terminated with cause by the Company at any time from the date that you execute this agreement through 12 months after the last date of your employment.

                         You will not at any time (whether during or after your employment with Company) disclose or use for your own benefit or purposes or the benefit or purposes of any other person, firm partnership, joint venture, association, corporation or other business

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                         organization,  entity  or  enterprise  other  than  the
                         Company or its affiliates and related entities any trade secrets or confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, provided that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of your breach of this covenant.

                         You agree that upon termination of your employment with the Company for any reason, you will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company. You further agree that you will not retain or use for your account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

Benefits:                Presently CTRX does not offer health insurance.  Effective the
---------                first  day  that CTRX provides health insurance for any
                         of  its  employees,  you may choose to be covered under
                         CTRX's health insurance plan, subject to its exclusions
                         and  limitations. Further details of your benefits will
                         be  discussed  at  the  appropriate  time.

Vacation:                Three (3) weeks per annum (pro-rated for 2002, so one week remains
---------                if this agreement is signed in the Month of September or earlier).

Governing Law:           This agreement will be governed by and construed in
--------------           accordance with the laws of the State of Nevada (the Company's place of incorporation)  without  giving effect to principles of
                         conflicts  of  law,  and  will  be  enforceable  in the
                         federal  or state courts of Texas. Furthermore, you and
                         the  Company agree to submit to the jurisdiction of the
                         federal  or  state courts of Texas for the adjudication
                         of  any  dispute  hereunder  or in connection herewith.

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Modification:            This agreement contains the entire understanding of the
------------             parties  and  may be modified only in a document signed
                         by  the  parties  and  referring  explicitly  hereto.

If you remain employed by CTRX after August 30, 2005, and we have not exercised our option to renew your contract, your continued employment with CTRX will be at will.

In compliance with the Immigration Reform and Control Act of 1986, each new employee, as a condition of employment, must complete an Employment Verification Form I-9 and present proof of identity and employment eligibility. Please bring the necessary documentation to the office of the Company on the first business day after you sign this letter.

If you accept this offer, please sign this letter in the space provided below and return a copy to a representative of the Board of Directors of the Company to indicate your acceptance. Additionally, upon your acceptance, the Board has agreed in advance to elect you to the Board for a one year term. We look forward to working with you.


Sincerely yours,
CONCENTRAX, INC.

       /s/  Mark Gifford
By: _______________________________
     Name:  Mark Gifford
     Title:     President



AGREED AND ACCEPTED
As of the date first written above


    /s/  Jeremy WEssels
________________________________
Jeremy Wessels

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